Exhibit 2.2

Execution Version

FIRST AMENDMENT
TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

This First Amendment to Membership Interest Purchase Agreement (this “Amendment”), made and entered into as of May 27, 2021 (the “First Amendment Effective Date”), is by and among Bridge Fabrication Banker Holdings LLC, a Delaware limited liability company (“Atlas Banker Holdings”), The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009 (“Banker Family Trust”), Chesley F. McPhatter, III, an individual residing in the State of Virginia (“McPhatter”), Richard Plant, an individual residing in the State of Virginia (“Plant” and collectively with Atlas Banker Holdings, Banker Family Trust and McPhatter, the “Sellers”), Atlas Banker Holdings, in its capacity as the representative of the Sellers for the purposes specified herein (the “Sellers’ Representative”), and DBM Global Inc., a Delaware corporation (the “Purchaser”).  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the MIPA (defined below).

RECITALS

WHEREAS, the Sellers, the Sellers’ Representative and the Purchaser are parties to that certain Membership Interest Purchase Agreement, dated as of March 12, 2021 (the “MIPA”).

WHEREAS, the Sellers, the Sellers’ Representative and the Purchaser desire to amend the MIPA to, among other things, account for the fact that the Purchaser will no longer be obligated to replace the credit support obligations set forth on Schedule 6.19  of the Disclosure Schedule, as required by Section 6.19 of the MIPA.

WHEREAS, pursuant to Section 11.8 of the MIPA, the Sellers, the Sellers’ Representative and the Purchaser may amend the MIPA pursuant to an instrument in writing duly executed by each of the parties thereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers, the Sellers’ Representative and the Purchaser agree to amend the MIPA as follows:

AGREEMENT

1.          Definitions.

(a)	The definition of “Indebtedness” is hereby amended to add the following at the end of such definition:

“For the avoidance of doubt, the existing letters of credit set forth on Schedule 6.19 of the Disclosure Schedule, which shall remain outstanding at Closing, shall not constitute Indebtedness.”

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(b)	The definition of “Cash” is hereby amended to add the following at the end of such definition:

“For the avoidance of doubt, cash used to cash collateralize the existing letters of credit set forth on Schedule 6.19 of the Disclosure Schedule, which shall remain outstanding at Closing, shall be included in the calculation of Cash.”

(c)	The definition of “Current Liabilities” is hereby amended to add the following at the end of such definition:

“For the avoidance of doubt, the existing letters of credit set forth on Schedule 6.19 of the Disclosure Schedule, which shall remain outstanding at Closing, shall not constitute Current Liabilities.”

(d)	Item (g) of the definition of “Permitted Encumbrances” is hereby amended to add the following at the end of such clause:

“, including deposits to collateralize the existing letters of credit set forth on Schedule 6.19 of the Disclosure Schedule”

2.          Replacement of Credit Support Obligations.  Section 6.19 of the MIPA is hereby amended to add the following to the end of the section:

“To the extent the Purchaser is unable to replace all such guaranties, letters of credit, bonds, indemnities, other credit assurances set forth on Section 6.19 of the Disclosure Schedule with parent guarantees, letters of credit, bonds, indemnities or another credit assurance of a comparable and sufficient nature prior to Closing, the Sellers shall cause Banker Steel to cash collateralize such obligations fat or prior to Closing.”

3.         Argo Surety.  Argonaut Insurance Company (“Argo Surety”) has issued a $50 million bond on behalf of Banker Steel related to the 270 Park Project (the “270 Park Bond”).  The Parties acknowledge and agree that in connection with Banker Steel’s attempt to cause Argo Surety to release Atlas Banker Holdings LLC and the Banker Family Trust from that certain General Indemnity Agreement dated as of April 22, 2020 (which was provided in order to induce Argo Surety to issue the 270 Park Bond), Argo Surety is requiring that the Purchaser agree to a $110 million tangible net worth covenant and a $50 million working capital covenant (collectively, the “New Covenants”).  To the extent that the Purchaser breaches a New Covenant and Argo Surety demands in writing that the 270 Park Bond be replaced, the Sellers hereby agree that the Sellers shall be responsible for the premium payment associated with the replacement bond less any amounts returned to Banker Steel by Argo Surety with respect to early termination of the 270 Park Bond (the “Net Additional Premium”); provided, that the Purchaser hereby agrees that the Purchaser’s sole and exclusive remedy shall be to decrease the principal amount of the Seller Note by the amount of the Net Additional Premium, in which case, the Purchaser shall issue an amended and restated Seller Note reflecting the updated value of the Seller Note (which amended and restated Seller Note shall not, for the avoidance of doubt, revise the payment schedule or any other terms contained therein; provided, however, that the amount of the reduction shall be applied against the next succeeding payment(s) until satisfied in full).  The Purchaser hereby agrees that to the extent that the Purchaser is required to replace the 270 Park Bond, the Purchaser shall negotiate the premium for the replacement bond in good faith and exercise commercially reasonable efforts to cause such premium to be as low as possible.

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4.         Waiver.  The Sellers hereby waive the Closing condition set forth in Section 8.3(e) of the MIPA solely with respect to the Purchaser’s obligation to deliver evidence of the replacement of the letters of credit set forth on Section 6.19 of the Disclosure Schedule.

5.          Reference to the Agreement.  From and after the First Amendment Effective Date, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Purchase Agreement, and, to the extent any ancillary agreement of the Purchase Agreement references “the Purchase Agreement,” such reference shall be deemed a reference to the Purchase Agreement as amended by this Amendment.

6.          Except as set forth in Sections 1 through 4 hereof, the MIPA shall remain in full force and effect.

7.          The provisions of Article XI of the MIPA shall apply to this Amendment mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth herein.

ATLAS BANKER HOLDINGS:

BRIDGE FABRICATION BANKER HOLDINGS LLC

By:	BFH Holdings LLC, its managing member

By:	/s/ Edward J. Fletcher
Name:	Edward J. Fletcher
Title:	Vice President

[Signature Page to First Amendment to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth herein.

BANKER FAMILY TRUST:

THE BANKER FAMILY IRREVOCABLE TRUST #3 U/A/D DECEMBER 22, 2009

By:	/s/ Donald W. Banker
Name:	Donald W. Banker
Title:	Trustee

[Signature Page to First Amendment to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth herein.

MCPHATTER:

By:	/s/ Chesley F. McPhatter, III
Name:	Chesley F. McPhatter, III, an individual

[Signature Page to First Amendment to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth herein.

PLANT:

By:	/s/ Richard M. Plant
Name:	Richard M. Plant, an individual

[Signature Page to First Amendment to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth herein.

SELLERS’ REPRESENTATIVE:

BRIDGE FABRICATION BANKER HOLDINGS LLC

By:	BFH Holdings LLC, its managing member

By:	/s/ Edward J. Fletcher
Name:	Edward J. Fletcher
Title:	Vice President

[Signature Page to First Amendment to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth herein.

PURCHASER:

DBM GLOBAL INC.

By:	/s/ James Rustin Roach
Name:	James Rustin Roach
Title:	Chief Executive Officer and President

[Signature Page to First Amendment to Membership Interest Purchase Agreement]